Florida Department of State

Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H19000331746 3)))

H190003317463ABC1

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To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : SHARON DOCHERTY DANCO, PLLC
Account Number : I20180000055
Phone : (813)340-5773
Fax Number : (813)926-3936

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: anthony@evolutiondg.com

COR AMND/RESTATE/CORRECT OR O/D RESIGN
EVOLUTION DEVELOPMENT GROUP, INC

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AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EVOLUTION DEVELOPMENT GROUP, INC.

Pursuant to Section 607.1007 of the Florida Business Corporation Act, Evolution Development Group, Inc. (the "Corporation"), a Florida corporation, desires to amend and restate the Corporation's Articles of Incorporation and hereby certifies:

FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on October 4, 2018, Document No. P18000083046.

SECOND: These Amended and Restated Articles of Incorporation, which incorporate and supersede the original Articles of Incorporation and all amendments to them, were adopted by all the directors and shareholders of the Corporation on November 5, 2019. To effect the foregoing amendment and restatement, the text of the Articles of Incorporation is hereby restated and amended as set forth below in full:

ARTICLE I. NAME

The name of the corporation is: Evolution Development Group, Inc.

ARTICLE II. PRINCIPAL OFFICE AND MAILING ADDRESS

The principal business office and mailing address of the corporation is 10949 Esteban Drive, Ft. Myers, Florida 33912.

ARTICLE III. CAPITAL STOCK

(a) Classes of Stock. The corporation is authorized to issue a total of eighty-five million, one thousand, one hundred (85,001,100) shares of capital stock. The classes and the aggregate number of shares of stock of each class that the corporation has authority to issue are as follows: (a) one thousand, one hundred (1,100) shares of Class A Common Stock ("Class A Common Stock"); (b) eighty million (80,000,000) shares of Class B Common Stock ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); and (c) five million (5,000,000) shares of preferred stock as provided below.

(b) Preferred Stock. The Board of Directors of the corporation is expressly authorized to provide, out of the unissued shares of preferred stock, one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of each series. The powers, preferences, and relative, participating, optional, and other special rights of each series of

preferred stock, and the qualifications, limitations, or restrictions of each series, if any, may differ from those of any and all other series at any time outstanding.

(c) Voting. Except as required by the Florida Business Corporation Act or any designation with respect to any preferred stock of the corporation, the entire shareholder voting power shall be vested solely and exclusively in the holders of the Class A Common Stock. Except as required by the Florida Business Corporation Act, each holder of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by the holder on all matters on which shareholders generally are entitled to vote. Each holder of Class B Common Stock, as such, shall have no voting rights and shall not have the right to participate in any meeting of shareholders or to have notice of those meetings.

(d) Other Rights of Common Stock. The President of the corporation or the Board of Directors may call a special meeting of the shareholders at any time, and the Board of Directors of the corporation shall call a special meeting of the shareholders at the written or electronic request of the holder or holders of not fewer than 50% of all shares entitled to vote on any issue at a special meeting of shareholders. Except as provided in this Article III, each share of Common Stock will have the same rights. Each share of Common Stock shall be entitled to share equally in dividends declared and paid by the corporation from legally available funds. In the case of voluntary or involuntary liquidation, sale or distribution of assets, dissolution, or winding up of the corporation, holders of the Common Stock are entitled to receive a pro rata share of the amount distributed.

(e) No Preemptive Rights. The holders of the Common Stock do not have pre-emptive rights to acquire authorized and unissued shares or treasury shares of the capital stock of the corporation. Unless otherwise specifically provided in the terms of any series of preferred stock of the corporation, the holders of any class or series of preferred stock do not have pre-emptive rights to acquire authorized and unissued shares or treasury shares of the capital stock of the corporation.

(f) Revenue Share. The holders of Participating Class B Stock are entitled to participate in the Revenue Share Pool, pro rata based on the number of shares of Participating Class B Stock owned by each holder of Class B Common Stock relative to all the outstanding shares of Participating Class B Stock in accordance with the terms of this clause (f).

(i) Determination; Payment. The corporation's Board of Directors will determine the Revenue Share Pool for each calendar year as of December 31. The Revenue Share Pool for each calendar year will accrue as of December 31 of the applicable calendar year (whether or not determined by the Board of Directors or whether there are funds legally available for payment of the Revenue Share Pool). The Revenue Share Pool will be payable only in cash by the corporation and is payable within 90 days after the end of the applicable calendar year to the holders of the Participating Class B Stock as of December 31 of the applicable calendar year. Any accrued but unpaid Revenue Share Pool shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, on the Common Stock. If, at any time, the corporation pays only a partial amount of a Revenue Share Pool for a particular calendar year, the corporation shall pay that amount pro rata to the holders of the Participating Class B Stock as of December 31 of the applicable calendar year and the balance of the Revenue Share Pool shall remain due and payable to the holders of the Participating Class B Stock as of December 31 of the applicable calendar year.

(ii) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of the Participating Class B Stock who are entitled to any accrued but unpaid Revenue Share Pool amounts are entitled to be paid all accrued but unpaid Revenue Share Pool amounts before any distributions are made to the holders of the Common Stock.

(iii) Additional Right. The right of a holder of Participating Class B Stock to its share of the Revenue Share Pool is in addition to any rights it might have to dividends and other distributions and payments made by the corporation to the holders of Common Stock generally.

(iv) Status. Amounts payable as a Revenue Share Pool are not and will not be transferred into a trust or otherwise set aside, and the corporation has no obligation to set aside, segregate, establish reserves, or otherwise fund before payment, any amounts for purposes of funding any Revenue Share Pool. For purposes of the payment of the Revenue Share Pool, any and all the corporation's assets will be, and will remain, the general, unpledged unrestricted assets of the corporation. The corporation's obligation to make payments of the Revenue Share Pool are an unfunded and unsecured promise to pay money or provide other property in the future.

(v) Defined Terms. For purpose of this clause (f):

"Non-Participating Shares" means shares of Class B Common Stock issued by the corporation before January 1, 2019, whether held by the person to whom the shares were initially issued by the corporation or by any person or persons to whom the shares were subsequently transferred (whether one or more times after initial issuance) at any time. For clarity, the corporation's intent is that shares of Class B Common Stock issued before January 1, 2019, regardless of who owns the shares at any time thereafter, will not be entitled to participate in the Revenue Share Pool. Likewise, any shares of Class B Common Stock acquired by a shareholder pursuant to an agreement with the corporation that the shares will not participate in the Revenue Share Pool, regardless of who owns the shares at any time thereafter, will also not be entitled to participate in the Revenue Share Pool.

"Participating Class B Stock" means every share of Class B Common Stock issued by the corporation other than Non-Participating Shares.

"Revenue Share Pool" will be calculated on an annual basis for each calendar year and means an amount equal to 5% of the aggregate amount of revenue actually received by the corporation (or any wholly owned subsidiary of the corporation) in the applicable calendar year, beginning on or after January 1, 2021 (or any earlier date determined by the corporation's Board of Directors, in its sole discretion), under each contract between the corporation (or wholly owned subsidiary of the corporation) and an athlete during a calendar year, including all purses, winnings, endorsements, sponsorships, and salaries, bonuses, and other amounts earned by each athlete from third party sources other than the corporation or its subsidiaries. For clarity, any amounts received by the corporation (or any wholly owned subsidiary of the corporation) that is not paid with respect to a particular athlete will not be included in the Revenue Share Pool. The corporation's Board of Directors may exercise its discretion in determining in good faith the amount of each calendar year's Revenue Share Pool and its determination (including without limitation whether any

amounts constitute part of the Revenue Share Pool) shall be final and conclusive, absent fraud or manifest error.

ARTICLE IV. REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the corporation is 1801 SW 21st Terrace, Cape Coral, Florida 33991, and the name of the corporation's initial registered agent at that address is Anthony S. Tann.

ARTICLE V. PURPOSE

The corporation is organized to transact any or all lawful business for which corporations may be incorporated under the Florida Business Corporation Act as it now exists or may hereafter be amended or supplemented, and the corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under that Act.

ARTICLE VI. COMMENCEMENT AND TERMINATION OF EXISTENCE

The existence of the corporation and the effective date and time of these Articles of Incorporation will commence at the time and on the date these Articles of Incorporation are filed with the Florida Department of State. The corporation shall have perpetual existence unless sooner dissolved according to law.

ARTICLE VII. BYLAWS

The power to adopt the bylaws of the corporation, to alter, amend, or repeal the bylaws, or adopt new bylaws, shall be vested in the Board of Directors of this corporation; provided however, that any bylaw or amendment to a bylaw adopted by the Board of Directors may be altered, amended, or repealed by the vote of shareholders entitled to vote on the bylaw or amendment, or a new bylaw in lieu of any existing bylaw may be adopted by the shareholders entitled to vote on the bylaw, and the shareholders entitled to vote on any bylaw may prescribe in any bylaw made by them that the bylaw may not be altered, amended, or repealed by the Board of Directors.

ARTICLE VIII. BOARD OF DIRECTORS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors. The number of directors of the corporation shall be determined in the manner set forth in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

The corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws. The name and street address of the initial directors are as follows:

John Norman
10949 Esteban Drive
Ft. Myers, Florida 33912

Anthony S. Tann
1801 SW 21st Terrace
Cape Coral, Florida 33991

THIRD: The foregoing amendments were adopted by all the directors and shareholders of the Corporation pursuant to Sections 607.0821 and 607.0704 of the Florida Business Corporation Act on November 5, 2019, which constitutes a sufficient number of votes for approval and, to the extent required by applicable law, by each voting group entitled to vote separately on the amendments. These Amended and Restated Articles of Incorporation consolidate all amendments to the Articles of Incorporation into these Amended and Restated Articles of Incorporation.

FOURTH: These Amended and Restated Articles of Incorporation will be effective immediately upon filing by the Florida Department of State.

EXECUTED: November 5, 2019

EVOLUTION DEVELOPMENT GROUP, INC.

By: ______________________

Anthony S. Yann, Vice President

October 5, 2018

FLORIDA DEPARTMENT OF STATE
Division of Corporations

EVOLUTION DEVELOPMENT GROUP, INC
10949 ESTEBAN DR
FT MYERS, FL 33912US

The Articles of Incorporation for EVOLUTION DEVELOPMENT GROUP, INC were filed on October 4, 2018, and assigned document number P18000083046. Please refer to this number whenever corresponding with this office.

This document was electronically received and filed under FAX audit number H18000289302.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. It is your responsibility to remember to file your annual report in a timely manner.

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Apply today with the IRS online at:

https://sa.www4.irs.gov/modiein/individual/index.jsp

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have any questions regarding corporations, please contact this office at (850) 245-6052.

Sincerely,
Carlos E Rico
Regulatory Specialist II
New Filings Section
Division of Corporations

Letter Number: 318A00020751

ARTICLES OF INCORPORATION
OF
EVOLUTION DEVELOPMENT GROUP, INC.

The undersigned, acting as the incorporator of Evolution Development Group, Inc. under the Florida Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE I. NAME

The name of the corporation is: Evolution Development Group, Inc.

ARTICLE II. PRINCIPAL OFFICE AND MAILING ADDRESS

The principal business office and mailing address of the corporation is 10949 Esteban Drive, Ft. Myers, Florida 33912.

ARTICLE III. CAPITAL STOCK

(a) Classes of Stock. The corporation is authorized to issue a total of eighty-five million, one thousand, one hundred (85,001,100) shares of capital stock. The classes and the aggregate number of shares of stock of each class that the corporation has authority to issue are as follows: (a) one thousand, one hundred (1,100) shares of Class A Common Stock ("Class A Common Stock"); (b) eighty million (80,000,000) shares of Class B Common Stock ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); and (c) five million (5,000,000) shares of preferred stock as provided below.

(b) Preferred Stock. The board of directors of the corporation is expressly authorized to provide, out of the unissued shares of preferred stock, one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of each series. The powers, preferences, and relative, participating, optional, and other special rights of each series of preferred stock, and the qualifications, limitations, or restrictions of each series, if any, may differ from those of any and all other series at any time outstanding.

(c) Voting. Except as required by the Florida Business Corporation Act or any designation with respect to any preferred stock of the corporation, the entire shareholder voting power shall be vested solely and exclusively in the holders of the Class A Common Stock. Except as required by the Florida Business Corporation Act, each holder of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by the holder on all matters on which shareholders generally are entitled to vote. Each holder of Class B Common Stock, as such, shall have no voting rights and shall not have the right to participate in any meeting of shareholders or to have notice of those meetings.

(d) Other Rights of Common Stock. The President of the corporation or the Board of Directors may call a special meeting of the shareholders at any time, and the Board of Directors of the corporation shall call a special meeting of the shareholders at the written or electronic request of the holder

or holders of not fewer than 50% of all shares entitled to vote on any issue at a special meeting of shareholders. Except as provided in this Article III, each share of Common Stock will have the same rights. Each share of Common Stock shall be entitled to share equally in dividends declared and paid by the corporation from legally available funds. In the case of voluntary or involuntary liquidation, sale or distribution of assets, dissolution, or winding up of the corporation, holders of the Common Stock are entitled to receive a pro rata share of the amount distributed.

(c) No Preemptive Rights. The holders of the Common Stock do not have pre-emptive rights to acquire authorized and unissued shares or treasury shares of the capital stock of the corporation. Unless otherwise specifically provided in the terms of any series of preferred stock of the corporation, the holders of any class or series of preferred stock do not have pre-emptive rights to acquire authorized and unissued shares or treasury shares of the capital stock of the corporation.

ARTICLE IV. REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the corporation is 1801 SW 21st Terrace, Cape Coral, Florida 33991, and the name of the corporation's initial registered agent at that address is Anthony S. Tann.

ARTICLE V. PURPOSE

The corporation is organized to transact any or all lawful business for which corporations may be incorporated under the Florida Business Corporation Act as it now exists or may hereafter be amended or supplemented, and the corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under that Act.

ARTICLE VI. COMMENCEMENT AND TERMINATION OF EXISTENCE

The existence of the corporation and the effective date and time of these Articles of Incorporation will commence at the time and on the date these Articles of Incorporation are filed with the Florida Department of State. The corporation shall have perpetual existence unless sooner dissolved according to law.

ARTICLE VII. BYLAWS

The power to adopt the bylaws of the corporation, to alter, amend, or repeal the bylaws, or adopt new bylaws, shall be vested in the Board of Directors of this corporation; provided however, that any bylaw or amendment to a bylaw adopted by the Board of Directors may be altered, amended, or repealed by the vote of shareholders entitled to vote on the bylaw or amendment, or a new bylaw in lieu of any existing bylaw may be adopted by the shareholders entitled to vote on the bylaw, and the shareholders entitled to vote on any bylaw may prescribe in any bylaw made by them that the bylaw may not be altered, amended, or repealed by the Board of Directors.

ARTICLE VIII. BOARD OF DIRECTORS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors. The number of directors of the corporation shall be determined in the manner set forth

in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

The corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws. The name and street address of the initial directors are as follows:

John Norman
10949 Esteban Drive
Ft. Myers, Florida 33912

Anthony S. Tann
1801 SW 21st Terrace
Cape Coral, Florida 33991

ARTICLE IX. INCORPORATOR

The name and street address of the incorporator are:

Anthony S. Tann
1801 SW 21st Terrace
Cape Coral, Florida 33991.

The incorporator assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the Board of Directors any rights he has as incorporator to acquire any of the capital stock of this corporation; this assignment shall become effective on the date corporate existence begins.

EXECUTED: October 4, 2018

Anthony S. Tann, as incorporator

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Anthony S. Tann, as Registered Agent

October 4, 2018
Date

Florida Department of State

Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H18000289302 3)))

H180002893023ABC0

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:

Division of Corporations
Fax Number : (850)617-6381

From:

Account Name : SHARON DOCHERTY DANCO, PLLC
Account Number : I20180000055
Phone : (813)340-5773
Fax Number : (813)926-3936

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: anthony@ryannormanracing.com

FLORIDA PROFIT/NON PROFIT CORPORATION

Evolution Development Group, Inc.

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Certified Copy	0
Page Count	04
Estimated Charge	$70.00

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